UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2013

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers' Compensatory Arrangements of Certain Officers.

(e)           Amendment to Change in Control Agreement.

On March 21, 2013, the Company entered into the Fourth Amendment to the Amended and Restated Change in Control Agreement between William C. Denninger and the Company.  Mr. Denninger is the Executive Vice President and Chief Financial Officer of the Company and a “named executive officer,” as that term is defined in instruction 4 to Item 5.02 of Form 8-K.

The amendment eliminates the “tax gross-up” provision previously set forth in the change in control agreement.  As amended, the change in control agreement now provides that Mr. Denninger shall bear the expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any payment received under the agreement, including, without limitation, any tax (“Excise Tax”) imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar tax.  As amended, the change in control agreement also provides that any payment or benefit received or to be received by Mr. Denninger in connection with a change in control or termination of employment (whether payable under the terms of the change in control agreement or any other plan, arrangement or agreement with the Company or an affiliate) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax but only if, by reason of such reduction, the net after-tax benefit received by Mr. Denninger shall exceed the net after-tax benefit that he would receive if no such reduction was made.

The preceding summary is qualified in its entirety by reference to the full text of the Fourth Amendment, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 5.02.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed as a part of this report:

Exhibit 10.1	Fourth Amendment to Amended and Restated Change in Control Agreement between the Company and William C. Denninger, dated March 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAMAN CORPORATION

Date: March 21, 2013	By:	/s/ Shawn G. Lisle
Shawn G. Lisle Senior Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Amended and Restated Change in Control Agreement between the Company and William C. Denninger, dated March 21, 2013.